Exhibit 99.B(p)(3)

SIGFS Investments Global Funds
Services

Code of Ethics

NOTE:

✓	This document is very important. Please take the time to read it thoroughly before you submit the required annual certification.
✓	Any questions regarding this Code of Ethics should be referred to a member of the SIGFS Compliance Department. See page 2 for more information.
✓	A copy of this Code may be accessed on the SIGFS intranet site under the Corporate Governance section.

Table of Contents
GENERAL POLICY	2
CODE OF ETHICS	3
Employee Categories	3
Prohibitions and Restrictions against Fraud, Deceit and Manipulation	3
Excessive Trading of Mutual Fund Shares	3
Additional Restrictions and Requirements	4
Reporting Requirements	4
Detection and Reporting of Code Violations	5
Violations of the Code of Ethics	6
Confidential Treatment	6
Recordkeeping	6
Definitions Applicable to the Code of Ethics	7
Exhibit 1A	9
Exhibit 1B	10
Exhibit 3	11
Exhibit 4	12

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GENERAL POLICY

SIGFS Investments Global Funds Services (“SIGFS”) provides fund accounting and administration services to investment companies that are registered under the Investment Company Act of 1940. In addition, certain employees of SIGFS or their affiliates serve as directors and/or officers of certain Investment Vehicles. As used herein, “Investment Vehicle” refers to any registered investment company for which SIGFS provides fund administration or accounting services. This Code of Ethics (“Code”) sets forth the procedures and restrictions governing the personal securities transactions for SIGFS personnel.

SIGFS has a highly ethical business culture and expects that all personnel will conduct any personal securities transactions consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of a position of trust and responsibility. Thus, SIGFS personnel must conduct themselves and their personal securities transactions in a manner that does not create conflicts of interest with the firm’s clients.

Pursuant to this Code, certain SIGFS personnel, their family members, and other persons associated with SIGFS will be subject to various requirements for their personal securities transactions based on their status as defined by this Code. Therefore, it is important that every person pay special attention to the categories set forth to determine which provisions of this Code applies to him or her, as well as to the sections on restrictions, pre-clearance, and reporting of personal securities transactions.

Each person subject to this Code must read and retain a copy of this Code and agree to abide by its terms. Failure to comply with the provisions of this Code may result in the imposition of serious sanctions, including, but not limited to, disgorgement of profits, penalties, dismissal, substantial personal liability and/or referral to regulatory or law enforcement agencies.

Please note that all SIGFS personnel are also subject to the Code of Conduct of SIGFS Investments Company, which is the parent company of SIGFS. The requirements and limitations of this Code of Ethics are in addition to any requirements or limitations contained in the Code of Conduct. In addition, employees of SIGFS are subject to all other applicable compliance policies and procedures adopted by those entities. All employees are required to comply with federal securities laws.

Any questions regarding this Code of Ethics should be directed to a member of the SIGFS Compliance Department or by calling 1-877-705-2579 or via email at the email address SEIEthicsCommittee@SIGFSc.com.

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CODE OF ETHICS

This Code is intended to conform to the provisions of Section 17(j) of the Investment Company Act of 1940 (“the 1940 Act”), as amended, and Rule 17j-1 there under, as amended, to the extent applicable to SIGFS’s role as fund accountant and administrator to Investment Vehicles. Those provisions of the U.S. securities laws are designed to prevent persons who are actively engaged in the management, portfolio selection or underwriting of registered investment companies from participating in fraudulent, deceptive or manipulative acts, practices or courses of conduct in connection with the purchase or sale of securities held or to be acquired by such accounts. Certain SIGFS personnel will be subject to various requirements based on their responsibilities within SIGFS and accessibility to certain information. Those functions are set forth in the categories below.

Employee Categories

•	Access Person: (A) Any director, officer or employee of SIGFS or their affiliates who serves as a director or officer of an Investment Vehicle; and (B) Any director, officer or employee of SIGFS who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding recommendations to an Investment Vehicle with regard to the purchase or sale of Covered Securities, or obtains prior or contemporaneous information regarding the purchase or sale of Covered Securities by an Investment Vehicle.

•	Administration Personnel: Any director, officer or employee of SIGFS whose principal function or duties relate to the provision of fund accounting or fund administration services by SIGFS to any Investment Vehicle, and who is not an Access Person.

Prohibitions and Restrictions against Fraud, Deceit and Manipulation

Access Persons and Administration Personnel may not, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by an Investment Vehicle:

•	employ any device, scheme or artifice to defraud the Investment Vehicle for which SIGFS provides fund accounting or administration services;

•	make to the Investment Vehicle any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

•	engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Investment Vehicle; or

•	engage in any manipulative practice with respect to the Investment Vehicle.

Excessive Trading of Mutual Fund Shares

Access Persons and Administration Personnel may not, directly or indirectly, engage in excessive short-term trading of shares of Investment Vehicles, except for money market funds. Exhibit 4 hereto provides a list of the Investment Vehicles for which SIGFS provides such services. For purposes of this section, a person’s trades shall be considered “excessive” if made in violation of any stated policy in the fund’s prospectus or if the trading involves multiple short-term round trip trades in a Fund for the purpose of taking advantage of short-term market movements.

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Additional Restrictions and Requirements

•	Access Persons must obtain approval from the Compliance Department before acquiring Beneficial Ownership of any securities offered in connection with an IPO or a Private Placement.

•	The SIGFS Compliance Officer or designated representative of the SIGFS Compliance Department may authorize an Access Person to conduct the requested trade upon determining that the transaction for which pre-clearance is requested would not result in a conflict of interest or violate any other policy embodied in this Code. Factors to be considered may include: the discussion with the requesting person as to the background for the exemption request, the requesting person’s work role, the size and holding period of the requesting person’s position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the requesting person’s requested transaction, the amount and timing of client trading in the same or a related security, and other relevant factors. The person granting the authorization must document the basis for the authorization.

Transactions that do not have to be reported:

•	purchases or sales over which the person pre-clearing the transactions (the “Pre-clearing Person”) has no direct or indirect influence or control;

•	purchases, sales or other acquisitions of Covered Securities which are non-volitional on the part of the Pre-clearing Person or any Investment Vehicle, such as purchases or sales upon exercise or puts or calls written by Pre-clearing Person, sales from a margin account pursuant to a bonafide margin call, stock dividends, stock splits, mergers consolidations, spin-offs, or other similar corporate reorganizations or distributions;

•	purchases or withdrawals made pursuant to an Automatic Investment Program; however, any transaction that overrides the preset schedule or allocations of the automatic investment plan must be reported in a quarterly transaction report;

•	purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired for such issuer; and

•	acquisitions of Covered Securities through gifts or bequests.

Reporting Requirements

Access Persons must disclose any Personal Securities Accounts (PSAs) that may contain Covered Securities in which the Access Person(s) have Beneficial Ownership Interest, including any Discretionary Accounts. All certifications are completed via the FIS Protegent PTA System (PTA). The content of such Certifications will comply with the requirements. Completed Certifications will be managed and reviewed by the Compliance Department.

•	Initial Reporting: Complete the Initial Broker Accounts and Initial Holdings Certification within 10 calendar days of the hire/transfer date.

•	Quarterly Reporting: Complete the Quarterly Accounts and Transaction Certifications within 30 calendar days of the end of each quarter.

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•	Annual Reporting: Complete the Annual Holdings Certifications and Annual Disclosure Information Document within 30 days after the calendar year ends.

All information submitted must be current within 45 calendar days prior to the date of the Certification. New accounts are required to be input into PTA.

•	Electronic Data Feeds: The Compliance Department will link the account by an electronic data feed via PTA.

•	Manual Statements (non-Electronic Data Feeds): The transactions in accounts for which no electronic data feed is available must be manually entered into PTA. Manual statement(s) must also be uploaded to PTA via the “Add Statement” button on a quarterly basis. A sample letter instructing the broker/dealer firms to send the statements to SIGFS is included as Exhibit 1A of this Code. If the broker/dealer requires a letter authorizing an SIGFS employee to open an account, a sample of that type of permission letter may also be found in Exhibit 1B. Please complete the necessary brokerage information and forward a signature ready copy to the SIGFS Compliance Officer.

Note: For purposes of the reporting obligations below, please keep in mind that, in addition to other investment companies for which we provide services, the SIGFS Funds (excluding money market funds) meet the definition of Reportable Funds and, therefore, are Covered Securities. Trades in SIGFS Funds transacted through the SIGFS Capital Accumulation (401(k)) Plan and trades transacted through an employee account established at SIGFS Private Trust Company will be deemed to satisfy the reporting requirements of the Code. You do not need to report separately with respect to those accounts. However, any trades in SIGFS Funds transacted in a different channel must be reported to the SIGFS Compliance Officer or the designated representative of the

Exception to Reporting Requirements

An Access Person who is subject to the Code of Ethics of an affiliate of SIGFS (“Affiliate Code”), and who pursuant to the Affiliate Code submits reports consistent with the reporting requirements of paragraphs 1 through 4 above, will not be required to submit such reports under this Code.

Detection and Reporting of Code Violations

The SIGFS Compliance Officer or designated representative of the SIGFS Compliance Department will:

•	review the personal securities transaction reports or duplicate statements filed by Access Persons and compare the reports or statements of the Investment Vehicles’ completed portfolio transactions. The review will be performed on a quarterly basis. If the SIGFS Compliance Officer or the designated representative of the SIGFS Compliance Department determines that a compliance violation may have occurred, the Officer will give the person an opportunity to supply explanatory material;

•	prepare an Annual Issues and Certification Report to the Board of Trustees or Directors of any Investment Vehicle that (1) describes the issues that arose during the year under this Code, including, but not limited to, material violations of and sanctions under the Code, and (2) certifies that SIGFS has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code;

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•	prepare a written report to SIGFS management outlining any violations of the Code together with recommendations for the appropriate penalties; and

•	prepare a written report detailing any approval(s) granted for the purchase of securities offered in connection with an IPO or a private placement. The report must include the rationale supporting any decision to approve such a purchase.

An employee who in good faith reports illegal or unethical behavior will not be subject to reprisal or retaliation for making the report. Retaliation is a serious violation of this policy, and any concern about retaliation should be reported immediately. Any person found to have retaliated against an employee for reporting violations will be subject to appropriate disciplinary action.

Violations of the Code of Ethics

Penalties

Persons who violate the Code of Ethics may be subject to serious penalties, which may include:

•	written warning;

•	reversal of securities transactions;

•	restriction of trading privileges;

•	disgorgement of trading profits;

•	fines;

•	suspension or termination of employment; and/or

•	referral to regulatory or law enforcement agencies.

Penalty Factors

Factors which may be considered in determining an appropriate penalty include, but are not limited to:

•	the harm to clients;

•	the frequency of occurrence;

•	the degree of personal benefit to the employee;

•	the degree of conflict of interest;

•	the extent of unjust enrichment;

•	evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; and/or

•	the level of accurate, honest and timely cooperation from the employee.

Confidential Treatment

The SIGFS Compliance Officer or designated representative from the SIGFS Compliance Department will use their best efforts to assure that all requests for pre-clearance, all personal securities reports and all reports for securities holding are treated as personal and confidential. However, such documents will be available for inspection by appropriate regulatory agencies and other parties, such as counsel, within and outside SIGFS as necessary to evaluate compliance with or sanctions under this Code.

Recordkeeping

•	SIGFS will maintain records relating to this Code of Ethics in accordance with Rule 31a2 under the 1940 Act. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

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•	A copy of this Code that is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place for a period of five years.

•	A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

•	A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code, will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

•	A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place for a period of at least five years from the end of the calendar year in which it is made.

Definitions Applicable to the Code of Ethics

•	Account - a securities trading account held by a person and by any such person's spouse, minor children and adults residing in his or her household (each such person, an "immediate family member"); any trust for which the person is a trustee or from which the person benefits directly or indirectly; any partnership (general, limited or otherwise) of which the person is a general partner or a principal of the general partner; and any other account over which the person exercises investment discretion.

•	Automatic Investment Plan – a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

•	Beneficial Ownership – Covered Security ownership in which a person has a direct or indirect financial interest. Generally, a person will be regarded as a beneficial owner of Covered Securities that are held in the name of:

•	a spouse or domestic partner;

•	a child residing at home or attending college;

•	a relative who resides in the person’s household; or

•	any other person IF: (a) the person obtains from the securities benefits substantially similar to those of ownership (for example, income from securities that are held by a spouse); or (b) the person can obtain title to the securities now or in the future.

•	Covered Security – except as noted below, includes any interest or instrument commonly known as a "security", including notes, bonds, stocks (including closed-end funds), debentures, convertibles, preferred stock, security future, warrants, rights, and any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities. Reportable Funds (which include SIGFS Funds) are “Covered Securities.” See the definition of Reportable Funds below.

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A “Covered Security” does not include (i) direct obligations of the U.S. Government, (ii) bankers' acceptances, (iii) bank certificates of deposit, (iv) commercial paper and other high quality short-term debt instruments, including repurchase agreements, (v) shares issued by money market funds and (vi) shares issued by open-end investment companies other than a Reportable Fund.

•	Initial Public Offering – an offering of securities for which a registration statement has not been previously filed with the U.S. SEC and for which there is no active public market in the shares.

•	Investment Vehicle – a registered investment company for which SIGFS provides fund administration or accounting services. A list of Investment Vehicles is provided as Exhibit 4 hereto. Please note that this list includes the SIGFS Funds.

•	Purchase or Sale of a Covered Security – includes the writing of an option to purchase or sell a security.

•	Reportable Fund – Any Investment Vehicle other than a money market fund.

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Exhibit 1A

Sample Account Opening Letters to Brokers/Dealers
(Sent Directly by Employee)

Date:

Your Broker

street address

city, state zip code

Re: Your Name, account #

Dear Sir or Madam:

Please be advised that I am an employee of SIGFS Investments Global Funds Services. Please send duplicate statements only of this brokerage account to the attention of:

SIGFS Investments Global Funds Services

Attn: The Compliance Department

One Freedom Valley Drive

Oaks, PA 19456

This request is made pursuant to SIGFS’s Code of Ethics. Thank you for your cooperation.

Sincerely,

Your name

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Exhibit 1B

Sample Account Opening Letters to Brokers/Dealers
(Sent by SIGFS)

Date:

[Address]

Re: Employee Name, Account #

Dear Sir or Madam:

Please be advised that the above referenced person is an employee of SIGFS Investments Global Funds Services. We grant permission for him/her to open a brokerage account with your firm, provided that you agree to send duplicate statements only of this employee’s brokerage account to:

SIGFS Investments Global Funds Services

Attn: The Compliance Department

One Freedom Valley Drive

Oaks, PA 19456

This request is made pursuant to SIGFS’s Code of Ethics. Thank you for your cooperation.

Sincerely,

SIGFS Compliance Officer

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Exhibit 3

SIGFS Investments Global Funds Services

Rule 17j-1 Code of Ethics

Annual Compliance Certification

1. I hereby acknowledge receipt of a copy of the Code of Ethics.

2. I have read and understand the Code of Ethics and recognize that I am subject thereto. In addition, I have raised any questions I may have on the Code of Ethics with the SIGFS Compliance Officer and have received a satisfactory response[s].

3. For all securities/accounts beneficially owned by me, I hereby declare that I have complied with the terms of the Code of Ethics during the prior year.

Print Name:

Signature:

Date:

Received by SIGFS:

Note – This form is only required to be signed if the recipient was not able to electronically certify that he/she has read and understood the code of ethics by using the voting buttons on the e-mail that typically accompanies this document.

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Exhibit 4

Investment Vehicles as of October 11, 2022

The Advisors’ Inner Circle Fund:

Acadian Emerging Markets Portfolio

Cambiar Funds

CIBC Atlas Funds

Edgewood Growth Fund

Hamlin High Dividend Equity Fund

Haverford Quality Growth Stock Fund

Loomis Sayles Full Discretion Institutional

Securitized Fund

LSV Funds

Rice Hall James Funds

Sands Capital Global Growth Fund

Sarofim Equity Fund

The Advisors’ Inner Circle Fund II Fund:

Cardinal Small Cap Value Fund

Champlain Funds

Kopernik Funds

Reaves Utilities and Energy

Infrastructure Fund

RQSI GAA Systematic Global Macro Fund

Sprucegrove International Equity Fund

Bishop Street Funds

Bishop Hawaii Municipal Bond Fund

Frost Family of Funds

Frost Funds

Delaware Wileshire Private Markets Funds

Delaware Wileshire Private Markets Funds

The Advisors’ Inner Circle Fund III Fund:

Advocate Rising Rate Hedge ETF

Aperture Funds

ARGA Funds

Barrow Hanley Funds

Chevy Chase Thematic Equity Fund

Democracy International Fund

Democratic Large Cap Core ETF

First Foundation Funds

FS Chiron Funds

GQG Funds

KBI Global Investors Aquarius Fund

Knights of Columbus Funds

Legal & General Long Duration U.S. Credit

Fund

Mesirow Financial Funds

MetLife Investment Management, LLC Core

Plus Fund

Nicholas Partners Small Cap Growth Fund

Ninety One Funds

Penn Mutual Funds

Pinebridge Dynamic Asset Allocation

Rayliant Quantamental China Equity ETF

RWC Global Emerging Equity Fund

SouthernSun Funds

Stategas ETFS

Gallery Trust
Mondrian Funds

CRI Funds

Catholic Responsible Investments Funds

Affiliated Funds:

New Covenant Funds

SEI Asset Allocation Trust

SIGFS Catholic Values Trust

SIGFS Daily Income Trust

SIGFS Institutional International Trust

SIGFS Institutional Investments Trust

SIGFS Institutional Managed Trust

SIGFS Tax Exempt Trust

SEI Liquidity Fund

SIGFS Structured Credit Fund, L.P.

SEI ETFs

Unaffiliated Funds:

Causeway Capital Management Trust

CCM Funds

City National Rochdale Funds

Conversus Stepstone Private Markets Fund

Exchange Traded Concepts ETF Funds

Global-X ETF Funds

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Highland ETF Funds

Highland Funds Trust

Impact Shares

KraneShares ETFs

River Park Funds

Symmetry Funds

The Community Development Fund

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